Exhibit 10.2

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $500,000	Issue Date: December 15, 2023

FORM OF SENIOR SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, TREES CORPORATION, a Colorado corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of TCM Tactical Opportunities Fund II LP, or its registered assigns (the “Holder”) up to the principal sum of $500,000.00 FIVE HUNDRED THOUSAND DOLLARS WITH NO 0/100

(the “Principal Amount”), together with interest at the rate of twelve percent (12%) per annum on the aggregate and then outstanding Principal Amount of this Note, at maturity or upon acceleration or otherwise, as set forth herein (this “Note”).

Borrower shall be entitled, at any time prior to the Maturity Date, to request from Holder in writing in the manner set forth in Exhibit A, and Holder commits to lend to Borrower upon request pursuant to the provisions of this Note, in up to two installments of no less than $250,000.00 each, an amount of up to the Principal Amount.

The maturity date of this Note shall be on September 15, 2026 (the “Maturity Date”), and is the date upon which the Principal Amount, as well as all accrued and unpaid interest and other fees, shall be due and payable.

Interest on the outstanding Principal Amount shall be paid quarterly in arrears.

Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”).

The Borrower shall have the right to prepay all or any portion of this Note. The following procedure shall apply in connection with any such prepayment. The Borrower shall first provide notice of its intention to prepay all or any portion of this Note (“Prepayment Notice”).

All payments due hereunder in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

ARTICLE I
SENIORITY

1.1 Seniority. This Note shall rank pari passu with that certain Amended and Restated Senior Secured Promissory Note, issued by Borrower to holder on even date herewith. Borrower shall not make any interest payments with respect to Borrower Debt that is junior to this Note. “Borrower Debt” means any indebtedness now or during the term hereof for borrowed money of any kind whether evidenced by notes, debentures, bonds or similar instruments, and any guaranty of any of the foregoing, excluding (i) any other Notes issued in the Offering pursuant to the Purchase Agreement, (ii) accounts payable and trade debt and/or related cost, expenditures or payments incurred in the day-to-day operations of the business of the Borrower, (iii) operating, real estate and/or capex or similar leases, (iv) royalties existing as of the date hereof or ordinary course of business operating licenses and (vi) any other indebtedness for borrowed money incurred upon the written consent of the Holder.

1.2 Borrower Covenant. Borrower agrees that so long as any of the obligations evidenced hereby remain outstanding it will not become obligated or a guarantor with respect to any Borrower Debt that is not, by its terms, junior in right of payment to the obligations hereunder; provided however that nothing herein shall prohibit the Borrower from repaying or refinancing any or all of its notes ranking pari passu with this Note.

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ARTICLE II
LIQUIDATION
PREFERENCE

2.1 Holder Liquidation Preference. The outstanding Principal on this Note shall be payable in accordance with this Section 2.1. In addition to interest and other fees as set forth herein, upon the earlier of the Maturity Date, or the date of repayment as allowed under this Note, Borrower shall make the following payment to Holder:

(a) If the Borrower elects to request $250,000.00 under this Note, Borrower shall pay Holder an amount equal to the $250,000.00 multiplied by 1.25.

(b) If the Borrower elects to request $500,000.00 under this Note, Borrower shall pay Holder an amount equal to the $500,000.00 multiplied by 1.5

ARTICLE III

EVENTS OF DEFAULT; REMEDIES

3.2 Events of Default. The occurrence of any of the following events of default shall each be an “Event of Default”:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise, and such failure continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder.

(b) Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or in any other document entered into between the Holder and Borrower in any material respect, and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder.

(c) Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, provided that Holder shall provide Borrower with five (5) days advance notice that Holder intends to declare that such representation or warranty was breached by the Borrower.

(d) Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(e) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, which proceedings are not dismissed within ninety (90) days after institution.

(f) Liquidation. The Borrower commences any dissolution, liquidation or winding up of Borrower.

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3.3 Remedies. If an Event of Default shall occur, then the Holder, provided it receives the consent of the Lead Investor (except in connection with an Event of Default resulting from Borrower’s failure to pay the Principal Amount hereof or interest thereon at the Maturity Date for which no consent is required), by written notice to the Borrower, may (i) declare the obligations due hereunder to be immediately due and payable, whereupon the sum of (x) the outstanding Principal Amount of this Note and (y) the interest and other amounts outstanding hereunder shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder. Any payment pursuant to this Section 3.2 shall be applied first to the Interest owed under this Note, second, to any other obligations (other than principal) owed hereunder and lastly to the principal balance of this Note.

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.

4.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been given (i) upon receipt, when delivered personally or via email to the email address designated below; (ii) three days after being sent by U.S. certified mail, return receipt requested; or (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Borrower, to:

TREES Corporation

1901 S. Navajo Street

Denver, CO 80223

Attention: David R. Fishkin, General Counsel

dfishkin@treescann.com

If to the Holder, to:

TCM Tactical Opportunities Fund II, LP

777 Westchester Avenue, Suite 203,

White Plains, NY 10604

Attention: Douglas Troob

dtroob@troobcapital.com

4.3 Amendments. Except for the Borrower’s obligations to repay the outstanding Principal Amount and any accrued and unpaid interest, the terms of this Note may be modified with the written consent of the Borrower and the Holder.

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4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note may not be transferred unless the Holder delivers to the Borrower a written opinion of legal counsel or otherwise satisfies the Borrower with respect to the compliance of such transfer with applicable securities laws and the transferee agrees to be bound by all of the provisions of this Note. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).

4.5 Costs and Expenses. Borrower shall pay Holder’s reasonable expenses in connection with the transactions contemplated herein. After the occurrence of an Event of Default, Borrower agrees to pay Holder for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Holder in connection with the enforcement of this Note.

4.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof.

4.7 Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in Denver County, State of Colorado (the “Colorado Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Colorado Courts, or such Colorado Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

4.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

** signature page to follow **

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

TREES Corporation

By:	/s/ Adam Hershey
	Name:	Adam Hershey
	Title:	Interim Chief Executive Officer

EXHIBIT A

Notice of Request for Funds

The undersigned hereby elects to request $                         principal amount of the Note dated as of December 15, 2023 (the “Note”) issued by TREES Corporation, a Colorado corporation (the “Borrower”), and requests that the amount above be deposited in the following account:

-	Bank:

-	Address:

-	Name on Account:

-	Account Number:

-	Routing Number:

Sincerely,

TREES Corporation

	By:	/s/ Adam Hershey
		Name:	Adam Hershey
		Title:	Interim Chief Executive Officer